UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 16, 2006

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73061 El Paseo Road, Suite 202, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

Newport International Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

ITEM 8.01	OTHER EVENTS

Effective August 16, 2006 Newport International Group, Inc. has changed its name to Spare Backup, Inc. The corporate name change was brought about by a merger of a wholly-owned subsidiary into Newport International Group, Inc. with Newport International Group, Inc. surviving but renamed Spare Backup, Inc. As a result of the name change, the trading symbol for the company’s common stock which is quoted on the OTC Bulletin Board was changed from NWPO to SPBU, and the CUSIP number of its common stock was changed to 84650T103. The name change does not affect the rights of the company’s stockholders and current stockholders will not be required to turn in their Newport International Group stock certificates for certificates. However, if any current stockholders desire to exchange their stock certificates for certificates that have the new corporate name and CUSIP number may do so by mailing the certificate to the company’s transfer agent, Holladay Stock Transfer, Inc., 2939 North 67 Place, Scottsdale, Arizona 85251. Any costs associated with the exchange will be the responsibility of the stockholders.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.6	Certificate of Ownership Merging Spare Backup, Inc. into Newport International Group, Inc.

99.1	Press release dated August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spare Backup, Inc.

August 16, 2006	/s/ Cery Perle
Cery Perle
President, Chief Executive Officer